EXHIBIT 11
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                                   EXHIBIT 11

                         EARNINGS PER SHARE CALCULATION


                                                                For the three months                For the six months
                                                                   ended June 30,                     ended June 30,

                                                               1998              1997              1998             1997
                                                         ---------------    ---------------   --------------   ---------

Net Income............................................        $  493,961        $  468,954       $  952,509       $  914,307

Basic Weighted Average Shares Outstanding.............         2,179,319         2,402,476        2,219,343        2,457,225

Basic Earnings Per Share..............................             $0.23             $0.20            $0.43            $0.37

Basic Weighted Average Shares Outstanding.............         2,179,319         2,402,476        2,219,343        2,457,225

Potential common stock due to:
                  Stock options.......................           109,219            47,871          109,119           48,285
                  MSBP................................             8,839                --            8,672               --

Diluted weighted average shares outstanding...........         2,297,377         2,450,347        2,337,134        2,505,510

Diluted earnings per share............................             $0.22             $0.19            $0.41            $0.36



Basic earnings per share of common stock for the three and six month periods ended June 30, 1998 and 1997 has been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of average unearned ESOP shares of 204,763, 206,802, 221,032, and 223,060, respectively, and average unearned MSBP shares of 77,778, 80,639, 106,015, and 106,015, respectively.